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                                                                   Exhibit 10.13


                             THIRD AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT OF
                     FRANK-KING ASSOCIATES LIMITED PARTNERSHIP

     This THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of Frank-King Associates Limited Partnership (this "AGREEMENT"), made as of January 9, 1998, among KINGSTON WASHINGTON ASSOCIATES LIMITED PARTNERSHIP ("KINGSTON"), a Massachusetts limited partnership having offices c/o Paul McDonough, Esq., Goodwin, Procter & Hoar, Exchange Place, Boston, MA 02109-2881, NORTHSTAR WASHINGTON STREET, LLC ("NSGP"), a Delaware limited liability company having offices at 527 Madison Avenue, New York, New York and NORTHSTAR WASHINGTON STREET II, LLC ("NSLP"), a Delaware limited liability company, having offices at 527 Madison Avenue, New York, New York. NSGP and NSLP are sometimes referred to, collectively, as "NS" or the "NS GROUP", and Kingston, in its capacity as both a limited partner and a general partner, is sometimes referred to as the "KINGSTON GROUP". The parties hereto are referred to singularly as a "PARTNER" and collectively as the "PARTNERS", and the Kingston Group and the NS Group are sometimes referred to, generically, as a "PARTNER GROUP".

                                W I T N E S S E T H :

     WHEREAS, Frank-King Associates (the "PREDECESSOR PARTNERSHIP") was formed as a Massachusetts general partnership pursuant to a partnership agreement (the "ORIGINAL AGREEMENT") dated October 26, 1984 between Kingston and Bowo Associates Limited Partnership ("BOWO"), a Massachusetts limited partnership, to acquire, to own, and to operate the property and any building or buildings constructed or to be constructed thereon now known as the "WOOLWORTH BUILDING" and located at 350 Washington Street, Boston, Massachusetts (as more particularly described on Exhibit A )(collectively, the "PROPERTY");

     WHEREAS, on December 17, 1986, Kingston, Bowo, and NYNEX Properties Company ("NYNEX") executed an Amended and Restated Partnership Agreement (the "AMENDED AGREEMENT") and, simultaneously with the execution and delivery of the Amended Agreement, the Predecessor Partnership was reconstituted as a limited partnership known as Frank-King Associates Limited Partnership (the "PARTNERSHIP") and NYNEX acquired from Kingston and Bowo a limited partnership interest in the Partnership;

     WHEREAS, on October 14, 1992, Odyssey Partners, L.P. ("ODYSSEY"), a Delaware limited partnership, acquired NYNEX's limited partnership interest in the Partnership;

     WHEREAS, on November 24, 1992, Odyssey assigned to each of Kingston and Bowo 1/2 of its limited partnership interest in the Partnership, Odyssey withdrew as a limited partner in the Partnership and Kingston and Bowo executed a Second Amended and Restated



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Partnership Agreement (the "SECOND AMENDED AGREEMENT"), pursuant to which
Kingston had a 331/3% general partnership interest and a 162/3% limited partnership interest, and BOWO had a 331/3% general partnership interest and a 162/3% limited partnership interest;

     WHEREAS, simultaneously herewith, NSGP and NSLP acquired all of Bowo's interest in the Partnership (other than Bowo's right to be indemnified by the Partnership in certain instances, as specifically set forth in Section 5(e) of the Second Amended Agreement which rights are reserved by Bowo) and Bowo withdrew as a partner in the Partnership;

     WHEREAS, simultaneously herewith, NSLP has contributed $151,515.15 to the capital of the Partnership in exchange for an interest in the Partnership having a 1% Percentage Interest; and

     WHEREAS the Partners desire to further amend and restate the Second Amended Agreement to (i) reflect NS's acquisition of Bowo's entire interest in the Partnership, (ii) reflect Bowo's withdrawal from the Partnership, (iii) admit NS to the Partnership, (iv) to reflect the contribution of NSLP and its acquisition therefor of any additional interest in the Partnership from the Partnership, (v) to provide for the conversion of certain general partnership interests into limited partnership interests, as provided for on EXHIBIT B and
(vi) continue the Partnership under the Uniform Limited Partnership Act of the Commonwealth of Massachusetts (the "ACT").

     NOW, THEREFORE, the Partners agree that the Second Amended Agreement is hereby further amended and, as further amended, is restated in its entirety as follows:

     1.   CONTINUATION, NAME, AND CERTIFICATE.

          The Partners agree to continue the Partnership as a limited partnership under the name of "FRANK-KING ASSOCIATES LIMITED PARTNERSHIP." The General Partners shall promptly file a restated certificate of limited partnership in such form as shall be necessary under the laws of the Commonwealth of Massachusetts to give effect to the provisions of this Agreement. Kingston (to the extent of its general partnership interest) and NSGP shall be the general partners of the Partnership (collectively, the "GENERAL PARTNERS"), and Kingston (to the extent of its limited partnership interest) and NSLP shall be the limited partners of the partnership (collectively, the "LIMITED PARTNERS"). The Partners' respective initial Partnership Interests (as hereinafter defined) and Percentage Interests (as hereinafter defined) is as set forth on EXHIBIT B attached hereto. Further, the Partners are deemed to have made initial capital contributions to the Partnership in the amounts set forth on EXHIBIT B attached hereto.

     2.   PURPOSE.

          The purpose of the Partnership is to further develop the Property and to hold the Property for investment and, consistent with such investment purpose, to operate, to manage, to lease, to maintain, to finance, to improve, and to sell or otherwise to dispose of the Property.


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Without limiting the generality of the foregoing, the purpose of the Partnership shall include, without limitation, each of the following: (i) restructuring the existing lease with Woolworth's to recapture the space leased thereunder in whole or in part, and then renovating, re-constructing and re-leasing any such space which is recaptured by the Partnership (collectively, the "WOOLWORTH RE-LEASING"), and (ii) developing, constructing and leasing an approximately 500,000 square foot office building addition to the Property in accordance with a project plan to be developed and approved by the General Partners (the "TOWER PROJECT").

     3.   TERM.

          The term of the Partnership shall continue until terminated by the occurrence of the earliest of (a) December 31, 2043, (b) the sale or other disposition by the Partnership of substantially all of its assets (except that, if a purchase money mortgage or other non-cash consideration is delivered to the Partnership as part of the consideration for any such sale or other disposition, the Partnership shall continue until such mortgage shall have been paid in full or otherwise discharged or disposed of or such non-cash consideration is liquidated into cash), (c) the agreement of the Partners to dissolve the Partnership and (d) except as provided in section 10, dissolution by operation of law.

     4.   PRINCIPAL OFFICE.

          The business of the Partnership shall be conducted from its principal office, which shall be c/o Paul McDonough, Esq., Goodwin Procter & Hoar, Exchange Place, Boston, MA 02109-2881, or at such other place or places as may be determined pursuant to section 13.

     5.   CAPITAL ACCOUNTS, CAPITAL

          CONTRIBUTIONS, LOANS, AND PERCENTAGE INTERESTS.

          5.1 When used in this Agreement, the following terms shall have the following meanings:

          (a) "CAPITAL ACCOUNT" with respect to a Partner shall mean the account established and maintained by the Partnership with respect to such Partner in accordance with the provisions of this section 5.1(a). It is hereby agreed that the value of the assets of the Partnership net of liabilities immediately prior to the contribution of $151,515.15 by NSLP is $15,000,000. Accordingly, the initial Capital Account balance of each Partner as of the date hereof, including such contribution by NSLP, is hereby restated to be the amount set forth opposite such Partner's name on Exhibit B attached hereto. Any obligation to distribute (or guaranteed payment) to a Partner prior to the date hereof is hereby deemed contributed to capital and included as part of the initial Capital Account balance of such Partner. The Capital Account of each Partner shall be increased after the date hereby by (a) the cash amount or net agreed value of all capital contributed by such Partner to the Partnership and
(b) all items of Net Income and other items of income and gain (including income and gain exempt from tax) computed as provided herein and


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

allocated to such Partner pursuant to section 6.1 hereof. Such Capital Account shall be decreased by (x) the cash amount or net agreed value of all distributions of cash or property made to such Partner pursuant to this Agreement with respect to its interest in the Partnership and (y) all items of Net Loss and other items of loss and deduction computed as provided herein and allocated to such Partner pursuant to section 6.1 with respect to its interest in the Partnership. The Capital Accounts of the Partners shall be maintained and adjusted in accordance with the Treasury Regulations promulgated under section 704(b) of the Code.

          (b) "CAPITAL PROCEEDS" shall mean the excess of receipts from sources described in clauses (i) through (iv) of section 5.1(e) less amounts applied:

          (i)  in the case of a financing or refinancing, in payment of:

               a) the unpaid balance of any obligations owed or refinanced and other encumbrances discharged, prepayment penalties, if any, with respect to the obligations refinanced, and any other costs and expenses incurred in such prepayment;

               b) all expenses incurred in obtaining and consummating such financing or refinancing, including, without limitation, brokerage commissions and fees, attorneys' fees, points and commitment fees, title insurance charges, attorneys' fees and disbursements to the lender's attorney, mortgage recording tax, recording charges, and all other expenses necessary to the consummation of such financing transaction; and

               c)all debts and obligations of the Partnership and payment or establishment of reserves for all costs, capital or otherwise, determined by the General Partners to be necessary or appropriate for the operation, maintenance, improvement, and leasing of the Property;

          (ii) in the case of a sale or other disposition (voluntary or involuntary), in payment of all Partnership liabilities and all costs and expenses necessary or incident to the consummation of such disposition, including, without limitation, all transfer taxes, mortgage taxes, intangible taxes, brokerage commissions, attorneys fees and disbursements, recording charges, and all expenses incurred and encumbrances discharged in connection with such sale; and

          (iii) in case of receipt of casualty insurance proceeds, in payment of Partnership liabilities and all expenses incurred in receiving such proceeds and towards reconstruction or restoration of the Property.

          (c)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.


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          (d)  "NET INCOME" or "NET LOSS" shall mean the net income or net loss of the Partnership computed using federal income tax principles, except that items that depend on the basis of the assets of the Partnership, such as depreciation and gain or loss on sale, shall be computed using the agreed value of such assets at the time of any revaluation of such assets.

          (e) "NON-RELATED PARTY" shall mean a person or entity that is not a person or entity that is related to any Partner within the meaning of Treasury Regulations Section 1.752-4(b) as in effect on the date hereof.

          (f) "OPERATING CASH FLOW" shall mean (y) the gross receipts of the Partnership (including, without limitation, capital contributions received pursuant to section 5.3), exclusive of proceeds received by the Partnership from:

               (i) the sale or other disposition (voluntary or involuntary) of all or part of the Property;

               (ii) any casualty insurance payments or damages paid to the Partnership in respect of the Property;

               (iii) any condemnation award with respect to all or part of the Property; and

                (iv) any mortgage or other loans obtained by the Partnership.

minus (y) cash expenses incurred by the Partnership, except that:

                    (i)depreciation and amortization of capitalized costs of any kind and the items enumerated in subparagraphs (i) through (iii) of section 5.1(b) shall not be a deduction from gross receipts;

                    (ii)principal payments, other than those made from proceeds of loans to the Partnership or otherwise excluded in (i) through
               (iv) above, shall constitute a deduction from gross receipts;

                    (iii)expenditures to construct, to replace, or to repair
               capital assets shall be deemed a cash operating expense, except to the extent funded by loans, insurance proceeds, condemnation awards or paid from reserves;

                    (iv)reasonable reserves (which the Partners hereby agree
               must be established) for improvements, expenses maturing, or other contingencies shall be deemed a cash operating expense to the extent of additions thereto; and


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                    (v)any reduction in reserves, unless applied to the purposes for which the reserve was created, shall be treated as a receipt.

          (g) "PARTNERSHIP INTEREST" means the entire interest that a Partner owns in the Partnership, including, without that limitation, the right to receive all distributions from the Partnership.

          5.2 The percentage interest of the Partners in the Partnership (the "PERCENTAGE INTERESTS") shall initially be as set forth on EXHIBIT B. In the event that section 5.3 shall be applicable, the Percentage Interests of the Partners shall be adjusted as provided therein.

          5.3 (a) From and after the date of this Agreement, to the extent that the funds from the operations of the Partnership are not sufficient to fund the purposes of the Partnership, as determined jointly by the General Partners, including, without limitation, to fund debt service (including principal and interest) on any existing financing, operating expenses of the Property, the cost of the Woolworth Re-Leasing, the cost of the Tower Project or the cost of any new lease authorized by the General Partners or of putting a new tenant in possession, or otherwise to realize the purposes of the Partnership as determined jointly by the General Partners, the General Partners shall endeavor to obtain loans for the Partnership for such purposes, which loans may come from banks, institutions or other lenders, provided that all of the terms and conditions of each such loan and the identity of any lender shall be agreed to by the General Partners (provided that if such loan is jointly approved by the General Partners, or approved by the Non-Defaulting Partner (defined below), as applicable, then each Partner agrees to pledge its interest in the Partnership as security for such loan if same is required by such lender). Unless both General Partners otherwise agree, all loans extended to the Partnership, whether from banks, institutions or others, shall be made by Non-Related Parties and shall impose no personal liability on the Partners or their affiliates (other than in respect of customary carve-outs to exculpation provisions and pledges of Partnership interests by the Partners in the Partnership).

          In the event that the General Partners are not able to arrange for third party financing to fund the costs of the Woolworth Re-Leasing and/or the Tower Project, or otherwise in respect of the Partnership's business, as determined jointly by the General Partners, then each of the Kingston Group and the NS Group (and each member of each Partner Group) shall be required to fund its Percentage Interest of any such additional capital that may be required ("ADDITIONAL CONTRIBUTIONS") but only if and to the extent such Additional Contributions (i) are provided for in the Budget (the "BUDGET") set forth in Exhibit A or (ii) have been jointly approved by the General Partners. If any member of a Partner Group shall default in its obligation to make any required Additional Contributions hereunder (collectively, a "DEFAULTING PARTNER"), and such default continues for three (3) business days after notice of such default, then the other Partner Group (collectively the "NON-DEFAULTING PARTNER") may either (i) fund only its proportionate share (based on its respective Percentage Interest) of such Additional Contribution or (ii) fund both its and the Defaulting Partner's proportionate share of such Additional Contribution. Further, if the Non-Defaulting Partner elects to fund the Defaulting Partner's


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Percentage Interest of such Additional Contribution, then such amount may be funded, at the Non-Defaulting Partner's election, as either (i) an additional capital contribution or (ii) a loan to the Defaulting Partner on the terms set forth below (a "PARTNER DEFAULT LOAN"). The following shall apply with respect to funding Additional Contributions:

          1. In the event that the Non-Defaulting Partner elects to fund only its proportionate share of the Additional Contributions, then the Percentage Interests of each Partner shall be recalculated to equal the percentage determined by dividing (a) the aggregate unreturned capital contributions of such Partner by (b) the aggregate unreturned capital contributions of all Partners.

          2. In the event that the Non-Defaulting Partner elects to fund the Defaulting Partner's proportionate share of the Additional Contributions as a Partner Default Loan, then such Non-Defaulting Partner shall be deemed to have made a loan to the Defaulting Partner in the amount of such Defaulting Partner's proportionate share of the Additional Contribution (but such amount shall be actually funded to the Partnership) on the following terms:

               (i)  INTEREST RATE:  20% per annum, compounded monthly

               (ii) SECURITY:  secured by a first lien on the Defaulting
                    Partner's interest in the Partnership

              (iii) TERM:  repayable on the earlier to occur of (a) 6 months following the funding of such Partner Default Loan and (b) the sale of all or substantially all of the assets of the Partnership (directly or by a conveyance of interests in the Partnership) or the sale by either Partner Group of all of its Partnership Interest in the Partnership (regardless of whether same is pursuant to a sale or conveyance to a third party or a sale or conveyance to the other Partner Group pursuant to section 8, or otherwise).

               (iv) PAYMENT TERMS:  Interest and principal is payable out of all distributions by the Partnership to the Defaulting Partner, as set forth in section 6.4. To the extent that the Partnership has not made sufficient distributions to pay current interest on the Partner Default Loan, interest shall accrue.

          3. In the event that the Non-Defaulting Partner elects to fund the Defaulting Partner's proportionate share of the Additional Contributions as a capital contribution, then the Percentage Interest of the Partner Groups shall be recomputed as described in section 5.3(b).


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          4.   In the event a Non-Defaulting Partner elects to fund the portion of the Additional Contribution owed by a Non-Defaulting Partner as an additional capital contribution, then the Partners' Percentage Interests shall be recomputed as follows:

               (i) first, determine the total unreturned capital contributions made by all Partners, including the amount of the required Additional Contribution (if any) actually contributed by the Non-Defaulting Partner;

               (ii) then, divide the total unreturned capital contributions made by the Non-Defaulting Partner, including the amount of the Additional Contributions (if any) actually contributed by them, by the amount determined in step (i) to arrive at a percentage number;

               (iii) then, subtract from the percentage number determined in step (ii) the Defaulting Partner's Percentage Interest immediately prior to the default;

               (iv)      then, double the amount determined in step (iii); and

               (v) then, add the amount determined in step (iv) to the non-Defaulting Partner Percentage Interest immediately prior to the default and subtract such amount from 100% to determine the Defaulting Partner's Percentage Interest (which shall not be below zero).

As an example, if the Kingston Group and the NS Group each made an initial capital contribution of $100 (none of which was returned), and the General Partners jointly determined that the Partnership required an additional $20 of capital which the General Partners agreed should be funded by an Additional Contribution, but the NS Group failed to fund its Proportionate Share of such Additional Contribution (i.e., 50.5% of such Additional Contribution, or $10.50) and the Kingston Group elected to contribute the entire $20 Additional Contribution, then the Percentage Interests of each Partner Group would be recalculated as follows:

               (i) $120 (the aggregate capital contributions made by the Kingston Group) divided by $220 (the total unreturned contributions of all Partners) equals 54.5%;

               (ii) 54.5% minus 49.5% (NS Group's Percentage Interest prior to such default) equals 5%;

               (iii)     5.0% times 2 equals 10%;

               (iv) 49.5% plus 10% equals 59.5% (the new Percentage Interest of the Kingston Group); and


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               (v)       100% minus 59.5% equals 40.5% (the new Percentage
          Interest of the NS Group).

          (b) As an alternative to and in lieu of funding such Additional Contribution on behalf of the Defaulting Partner, the following remedies shall be available to the Non-Defaulting Partner, which may be exercised at any time within the thirty (30) days following such failure by the Defaulting Partner to fund such Additional Contribution (i) invoke the buy-sell provisions of section 8.6, or (ii) purchase the Partnership Interests of all Partners in the Defaulting Partner for an aggregate purchase price equal to its "VALUE" (as determined in accordance with the rules set forth in section 5.3(c) hereof).

          (c) In the event a Non-Defaulting Partner elects to purchase the Defaulting Partner's Partnership Interest as provided in section 5.3(b) (which shall be effectuated as a purchase of the Partnership Interest of all of the Partners which constitute members of such Defaulting Partner's Partner Group), the Non-Defaulting Partner shall give the Defaulting Partner written notice thereof, setting forth a specified purchase price and a proposed closing date not more than 6 months after the date of such notice and a proposed time and place of closing, which shall be in the Borough of Manhattan, City of New York, during usual business hours. If the General Partners fail to agree on the purchase price for the Defaulting Partner's Partnership Interest on or before 15 days after the Non-Defaulting Partner gives the Defaulting Partner written notice of such election, either General Partner may demand arbitration, in which event the purchase price for the Defaulting Partner's Partnership Interest shall be equal to the product of (i) the Defaulting Partner's Percentage Interest multiplied by (ii) the difference obtained by subtracting the liabilities of the Partnership from the fair market value of the Property plus any other assets of the Partnership (without any value being attributed to the goodwill of the Partnership or its business or other intangible assets or to any tax benefits that may be realized by the Non-Defaulting Partner as a result of its ownership of the Defaulting Partner's Partnership Interest, as determined by arbitration as hereinafter provided. Any such arbitration shall be conducted in accordance with the Real Estate Valuation Rules of the American Arbitration Association or any successor thereto that are then in effect. Within 15 days after demand by one party for arbitration, the General Partners shall each appoint an arbitrator and notify the other party thereof in writing. Such arbitrator (and any other arbitrator appointed hereunder, whether by either of the parties or as hereinafter provided in this subparagraph) shall not be an employee or affiliate of any Partner or any of their respective affiliates, and shall be a licensed real estate broker having not less than 15 years' experience in selling properties similar to, and located in the same market as, the Property. In default of such appointment, an arbitrator shall be appointed by the American Arbitration Association or any successor thereto, for and on behalf of the party in default, upon application of the party not in default, and the party not in default shall notify in writing the party in default of such appointment. The two arbitrators shall render their determination of the purchase price for the Defaulting Partner's Partnership Interest within 30 days after the notification of appointment of the one of them who is later appointed. The decision of the two arbitrators shall be final, binding and conclusive on each party and judgment may be rendered thereon by any court having jurisdiction, upon application of either party. If the two arbitrators, within 30 days after the date of notification of appointment of the one of them who is


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later appointed, shall be unable to agree upon the purchase price for the
Defaulting Partner's Partnership Interest then the two arbitrators shall, within 15 days after the expiration of such 30 day period, appoint a qualified and impartial person to act as a third arbitrator. If the two arbitrators shall fail to appoint such third, impartial arbitrator within such 15 day period, then, on written application by either party, such third, impartial arbitrator shall be appointed by the American Arbitration Association, or any successor thereto. The three arbitrators shall render their decision or decisions within 30 days after the date of the appointment of the third, impartial arbitrator. The decision of any two of the three arbitrators (or if two of the arbitrators fail so to agree, then the decision of the third, impartial arbitrator) shall be final, binding and conclusive on each party and judgment may be rendered thereon by any court having jurisdiction, upon application of either party. If any person appointed as arbitrator, other than the third, impartial arbitrator, shall die, fail to act, resign or become disqualified, the party by or on behalf of whom such appointment was made shall, within 15 days after notice of such death, failure to act, resignation or disqualification, appoint a substitute arbitrator, and, if appointment is not made within such 15 day period, then the American Arbitration Association, or any successor thereto, shall, upon application of the party not in default, appoint a substitute arbitrator, and the party not in default shall notify in writing the party in default of such appointment. If the third party, impartial arbitrator shall die, fail to act, resign or become disqualified, his or her substitute shall be appointed by the American Arbitration Association, or any successor thereto. All arbitration proceedings shall be held in Boston, Massachusetts. Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of such party, and any other costs of the arbitration proceedings including, without limitation, the fees and expenses of the third arbitrator, if any, shall be borne equally by the parties.

          (d) For purposes of this section 5.3, each reference to a Defaulting Partner or a Non-Defaulting Partner shall mean, and be deemed to refer to, each member of said Partner's Partner Group. To the extent that the Percentage Interest of a Partner Group is increased or decreased, then the Percentage Interests of the Partners which are members of the Partner Group shall be increased or decreased, as the case may be, in proportion to their respective Percentage Interests.

          5.4 No Partner shall be required to restore the amount of any deficit in its Capital Account to the Partnership. The Partnership shall indemnify and hold harmless the General Partners, and their agents, affiliates, and employees from any loss or damage incurred by them by reason of any acts performed or omitted by them for or on behalf of the Partnership (including any guaranty of any indebtedness of the Partnership), unless the General Partners or their agents or employees shall have acted in bad faith or shall have been guilty of willful misconduct or gross negligence (and provided that the Manager and the Development Manager (each as hereinafter defined) shall only be indemnified by the Partnership if and to the extent provided for in the Management Agreement and the Development Agreement (each as hereinafter defined).


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

     6.   ALLOCATIONS OF PROFIT AND LOSS AND DISTRIBUTIONS.

          6.1  (i)   For purposes of maintaining the Capital Accounts of the
Partnership, the Net Income and Net Loss with respect to each year shall be allocated among the Partners in the ratio of their respective Percentage Interests, except that appropriate adjustments shall be made to the allocations to the extent that capital contributions after the date hereof are not made in the ratio of the Partners' respective Percentage Interests.

               (ii) Notwithstanding section 6.1(i) hereof, appropriate adjustments shall be made to the allocations to the extent required to comply with the "qualified income offset," "minimum gain chargeback," "chargeback for nonrecourse debt for which a partner bears a risk of loss" and any other rules of the Treasury Regulations promulgated pursuant to section 704(b) of the Code. To the extent permitted by such Treasury Regulations, the allocations in such year and subsequent years shall be further adjusted to that the cumulative effect of all the allocations shall be the same as if all such allocations were made pursuant to section 6.1(i) hereof with regard to this section 6.1(ii).

               (iii) Net income and net loss for income tax purposes shall be allocated in the same manner as Net Income and Net Loss pursuant to sections 6.1(i) and 6.1(ii) hereof, except that appropriate adjustments shall be made to such allocations to the extent required under section 704(c) of the Code and the Treasury Regulations thereunder and sections 1.704-1(b)(2)(iv)(d)(e)(f) and (g) of the Treasury Regulations, using the traditional method.

          6.2 Operating Cash Flow shall be distributed to the Partners within 15 days of the end of each calendar quarter as follows:

          (a) first, to the Partners, an amount equal to the then aggregate unreturned capital contributions (which shall be deemed to mean all contributions made or deemed to be made to the Partnership by such Partner less all capital returned to such Partner by the Partnership) in proportion to the amount of such unreturned capital contributions owed to each, until such unreturned capital contributions have been fully distributed pursuant to this section 6.2(a) and section 6.3(a); and

          (b) the remainder to the Partners in proportion to their Percentage Interests.

          6.3 Capital Proceeds shall be distributed from time to time as determined by the General Partners, as follows:

          (a) first, to the extent there is any amount described in section 6.2(a) undistributed on the date of distribution, to the Partners in proportion to the amount of such unreturned capital contributions owed to each; and


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



          (b) the remainder to the Partners in proportion to their Percentage Interests.

          6.4 Notwithstanding anything herein to the contrary, any distribution to be made to any Partner or Partner Group which is the maker on a Partner Default Loan shall be deemed distributed to such Partner or Partner Group, as the case may be, for purposes of this Agreement, but shall be actually paid to the payee of such Partner Default Loan until such Partner Default Loan, together with any accrued interest thereon, has been repaid in full.

     7.   MANAGEMENT OF PARTNERSHIP.

          7.1 All decisions and actions on behalf of the Partnership, including, without limitation, those concerning the improvement, management, development, redevelopment, financing, or operation of the Property or the construction of new rental space thereon (including in respect of the Woolworth Re-Leasing and the construction of the Tower Project), shall, except as provided for in section 7.2, be made jointly by the General Partners.

          7.2 (a) Notwithstanding the provisions of section 7.1 or any other provision contained herein (but subject to the terms of this section 7.2), upon the occurrence of a Major Default (as hereinafter defined) by a Partner, the General Partner which is not a member of the Partner Group whose member committed the Major Default (the "NDGP") shall become the sole managing General Partner of the Partnership, at which point the NDGP shall, notwithstanding anything herein to the contrary (but subject to the provisions of this section 7.2) thereafter have the full and exclusive right to manage and control the business and affairs of the Partnership and to make all decisions regarding the business and operations of the Partnership including, without limitation, the right to sell, finance or transfer any assets of the Partnership without the consent of any other Partner, and such NDGP shall have all of the rights, powers and obligations of a sole general partner of a Massachusetts limited partnership, and, unless otherwise specifically provided, all provisions herein which require the joint approval of the General Partners shall thereafter be determined by the NDGP.

          (b)  The following shall constitute "MAJOR DEFAULTS" by a Partner:

          1. if a Partner fails to fund an Additional Contribution when and as provided for herein and such failure continues after applicable notice and cure periods;

          2. if a Partner transfers, assigns, pledges or otherwise encumbers its Partnership Interest in violation of section 8;

          3. if a Partner defaults in its obligation to purchase or sell its Partnership Interest, as the case may be, pursuant to section 8.2, 8.3 or 8.6;

          4. if a Partner to this Agreement (A) makes a general assignment for the benefit of its creditors, (B) generally does not pay its debts as they become due, (C) admits in writing its inability to pay its debts as they mature, (D) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or (E) if any case, proceeding or other action against any such party or general partner shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action results in the entry of an order for relief against it which is not dismissed, vacated, set aside or stayed within one hundred and twenty (120) days thereafter;

          5. if a General Partner fails to obtain the consent of the other General Partner prior to entering into any material agreement or taking any material action on behalf of the Partnership, or if any Partner commits a material breach of the terms of this Agreement, and same is not cured within thirty (30) days after notice of such default;

          6. if any General Partner withdraws or retires from the Partnership and is not replaced by an Affiliate in accordance with the terms hereof; or

          7. if any General Partner, or the Limited Partner which is a member of the same Partner Group as such General Partner commits any act of fraud upon any of the other Partners (to the extent same relates to the business and affairs of the Partnership) or the Partnership.

          8. if the Manager commits a material default under Section 11.3(a) of the Management Agreement beyond applicable grace notice and cure periods.

     (c) Notwithstanding the foregoing, the NDGP, if applicable, shall not have the authority to do any of the following without the consent of the other Partners:

               1.   amend, or do any act in contravention of, this Agreement;

               2. unless the NDGP has, in its sole discretion, elected to sell all or substantially all of the assets of the Partnership on terms that it, in its sole discretion, deems advisable, do any act which would make it impossible to carry on the business of the Partnership, or otherwise change the purpose of the Partnership;

               3.   confess a judgment against the Partnership;

               4.   possess Partnership property;

               5. admit a Person as a Partner, except as provided in this Agreement;

               6. cause the Partnership to enter into any agreement with any Affiliate of such NDGP unless same is on commercially reasonable arms-length terms;

               7. enter into, modify or amend on behalf of the Partnership any agreement with Kingston or its affiliates with respect to the management, leasing and/or development of the Property; or

               8.   require the Partners to make Additional Contributions.

          7.3 The consent of a General Partner to decisions or actions shall be given by such General Partner only through the representative designated in or selected pursuant to section 7.6.

          7.4 Each General Partner in its capacity as a general partner of the Partnership shall devote such amount of its time as it, in its sole discretion, deems necessary to the Partnership business and, except as otherwise provided in section 7, and shall receive no compensation from the Partnership for its services. The Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including but not limited to the ownership, financing, leasing, operation, management, syndication, brokerage, and development of real property, whether or not competitive with the Property, and neither the Partnership nor any Partner, as such, shall have any rights by virtue of this Agreement in such independent ventures or to the income or profits derived therefrom. Notwithstanding the foregoing, (i) no Partner shall acquire any interest in any other "competitive" (defined below) real property contiguous to the Property (unless the opportunity to acquire such property shall first have been offered by such Partner to the Partnership) and, in connection therewith, each Partner represents to the other Partners that neither such Partner nor, to such Partner's knowledge, any person or entity which owns a legal or beneficial, direct or indirect, interest in such Partner owns or has any right to acquire any fee simple, leasehold, or other interest in any such contiguous real property and (ii) neither the Kingston Group nor any affiliate of the Kingston Group (including E. Peter Krulewitch ("PK") but specifically excluding the owners of limited partnership interests in Kingston and their affiliates other than PK) shall acquire any interest, directly or indirectly, in any other "competitive" (defined below) real property in the so-called downtown financial district of Boston, Massachusetts (other than Hayward Place on Washington Street in Boston, which is owned by Kingston Hayward Associates L.P.) during the period (the "Non-Compete Period") ending on the fifth (5) year anniversary of the date hereof.

          Following the expiration of the Non-Compete Period, the Kingston Group and any Affiliate of the Kingston Group, including, without limitation, PK but specifically excluding the owners other than PK of limited partnership interests in the Kingston and their affiliates shall not acquire any direct or indirect interests in any other "competitive" real property in the so-called downtown financial district of Boston, Massachusetts unless the Kingston Group delivers thirty (30) days prior written notice of such intended acquisition to NSGP, which notice shall specify all material terms of the proposed acquisition and NSGP shall have such thirty
(30) day period (the "Refusal Period") to exercise a right of first refusal to participate in such acquisition as a 50% joint venturer of Kingston on substantially the same terms and conditions set forth in the term sheet. In the event NSGP elects by written notice to participate in such investment, the Kingston Group and NSGP shall cooperate in good faith to diligently complete such investment within a reasonable period of time following NSGP election under the right of first refusal. If Kingston Group does not close the contemplated acquisition with respect to its 50% interest for any reason within such reasonable time period, NSGP shall have the right to acquire the investment on its own behalf on substantially the same terms and conditions in which Kingston Group and NSGP jointly intended to acquire such investment. If NSGP does not close the contemplated acquisition with respect to its 50% interest for any reason within such time period, or NSGP does not elect to participate in such acquisition, then the Kingston Group or such Affiliate shall have the right during the nine (9) month period commencing on the earlier to occur of (i) the date NSGP notifies the Kingston Group that it will not exercise its rights under this Section 7.4 and (ii) the date following the expiration of the Refusal Period, to purchase the investment upon the same material terms contained in the term sheet. If such nine (9) month period has expired and the Kingston Group has not purchased the investment, or if the terms upon which the Kingston Group intends to acquire the investment change in any material respect from those set forth in the term sheet, the Kingston Group shall not acquire the investment without re-offering a participation to NSGP in accordance with all of the provisions of this Section 7.4. "Competitive" as used in this Section 7.4 shall mean directly competitive commercial office buildings in the downtown financial district of Boston, Massachusetts or any other real estate investment that will materially detract from PK's attention to the Property. After the fifth (5) year anniversary of the date hereof, the definition of "competitive" shall mean only directly competitive office buildings in the downtown financial district of Boston, Massachusetts.

          7.5 (a) If any Partner shall take any action, incur any obligation, or make any decision on behalf of the Partnership which has not been jointly approved by the General Partners, then such General Partner's Partner Group shall indemnify and hold harmless the other Partners and the Partnership from and against all losses, expenses, claims, demands, actions, or rights of action which shall or may arise by virtue thereof (directly or through or by agents, employees, or other representatives), which remedies shall be in addition to any other remedies already available to the Partners hereto.

          (b) Further, if a General Partner exercises any legal power which such General Partner may have to dissolve the Partnership without the written consent of the other General Partner, then it shall be personally liable for any damage or loss sustained by the other Partners resulting from such exercise. Notwithstanding anything herein to the contrary, any election to cause the Partnership to file a voluntary bankruptcy proceeding or otherwise declare itself bankrupt or incapable of paying its debts, or to consent to the filing of an involuntary bankruptcy proceeding, shall require the unanimous approval of the General Partners unless one General Partner is the NDGP, in which event any such election may be made by the NDGP.

          7.6 To facilitate and control the administration of the Partnership and the conduct of its business, the General Partners shall act exclusively through designated representatives. The General Partners hereby designate the following persons as their sole respective representatives for such purposes (including for the purpose of giving consent under section 7.1 on behalf of the General Partner which designated such person):

          PARTNER        REPRESENTATIVE
          -------        --------------

          Kingston       E. Peter Krulewitch
          NS             David Hamamoto or Peter Ahl

Any General Partner may substitute or replace a representative (without the consent of the other Partners) upon written notice to the other General Partner.

          7.7 The Partnership shall reimburse each General Partner for the amount of its reasonable out-of-pocket disbursements incurred in the operation of the Property, including travel expenses to and from the Property.

          7.8 The General Partners may make loans on commercial reasonable terms to the Partnership, for purposes of reasonable working capital and similar needs, provided the terms are mutually agreed upon by the General Partners.

     8.   DISPOSITION OF PARTNERSHIP INTERESTS AND BUY-SELL DISPUTE RESOLUTION.

          8.1 Except as otherwise provided herein, no Partner shall sell, assign, mortgage, pledge, or otherwise encumber or transfer all or any part of its interest in the Partnership, except to another Partner, or withdraw as a partner of the Partnership, without the prior written consent of all the General Partners, provided, however, that interests in the Partnership may be pledged or encumbered to secure loans to the Partnership or otherwise.

          8.2 The following provisions shall apply with respect to the sale of all of a Partner's Partnership Interest.

          (a) If the General Partner of a Partner Group (such Partner Group, the "OFFEREE PARTNER") shall have received a bona fide offer (an "OFFER") in writing, signed by an unaffiliated third party offeror (the "OFFEROR"), to purchase all of such Offeree Partner's Partnership Interest, which Offer sets forth all economic and other material business terms, including the purchase price therefor and is accompanied by a good certified or bank cashier's check equal to 10% of the purchase price offered as a deposit with respect thereto, then a true copy of such Offer shall be forwarded to the General Partner of the other Partner Group (such other Partner Group, the "REMAINING PARTNER") and the provisions of this section shall apply. The Remaining Partner shall have the right, to be exercised by written notice to the Offeree Partner within 60 days after the receipt of a copy of the Offer, to elect to purchase the Offeree Partner's Partnership Interest upon the same terms and conditions as are contained in the Offer (except as provided in the next sentence hereof), in which event such remaining Partner shall deliver to the Offeree a deposit equal to 5% of the purchase price (for purposes of calculating the amount of such deposit, the purchase price shall be deemed to include the Offeree Partner's allocable share of any indebtedness of the Partnership), which shall be held in escrow by counsel for the Offeree. The notice of acceptance from the Remaining Partner shall set the closing date for the consummation of the transaction, which shall be no later than 6 months from the mailing of such acceptance, and shall also set forth the time and place of closing, which shall be in the Borough of Manhattan, City of New York, during usual business hours. If the Remaining Partner does not send a notice of acceptance to the Offeree Partner within the prescribed time, then the Offeree Partner shall have the right to sell its Partnership Interest to the Offeror, provided that such sale is consummated within 60 days after the above-described 60-day period and provided, further, that such sale is made strictly in accordance with the terms of the Offer and on no more favorable terms to the Offeror.

          (b) If the Remaining Partner shall send a notice of acceptance of the Offer and shall fail to consummate the purchase of the Offeree Partner's Partnership Interest on the closing date (unless such failure is caused by a wrongful act or omission or a failure of performance by the Offeree Partner or any member of its Partner Group), the Offeree Partner shall have all remedies against such Remaining Partner (a "DEFAULTING REMAINING PARTNER") as are available at law or in equity.

          (c) If an Offeror acquires an Offeree Partner's entire Partnership Interest, upon the assignment of the Offeree Partner's Partnership Interest to the Offeror, such Offeror shall be admitted as a partner in the Partnership (with the same Partnership Interests transferred by such Offeree Partner) and the Offeror and the Remaining Partner shall execute and deliver such documents as shall be required to effectuate such admission. Such assignment and admission shall not cause a dissolution of the Partnership, which shall continue without interruption upon the same terms and conditions as are contained in this Agreement, except that the Offeror shall succeed to the rights and obligations of the Offeree Partner with respect to the Partnership Interest so assigned to such Offeror. Notwithstanding any provision of this section 8.2 to the contrary, no Partner shall have the right to accept or negotiate an Offer (i) prior to December 31, 1999; or (ii) if an offer under this section 8.2 or section 8.6 is already outstanding. Any attempt by any Partner to do so shall be null and void ab initio (provided that if a Major Default occurs, the NDGP may exercise its rights under this section at any time thereafter).

          8.3  Except as provided in the following sentence, the provisions of section 8.2 shall apply with respect to the sale or other disposition, in whole or in part, of direct or indirect interests in any Partner provided that all references in section 8.2 (i) the "OFFEREE PARTNER" shall be deemed to mean and refer to the direct or indirect holder of such interest in a Partner and
(ii) the "PARTNERSHIP" shall be deemed to mean and refer to such Partner. Notwithstanding any provision of this section 8.3 to the contrary, the sale or other disposition, in whole or in part, of direct or indirect limited partnership or non-managing membership interests other than those of PK or persons or entities controlled by PK, as the case may be, in Kingston shall not be subject to the provisions of section 8.2 or this section 8.3.

          8.4 Any attempted sale or other disposition of the interest of a Partner in the Partnership or of an interest in a Partner in violation of the terms of this section 8 shall be null and void. Except as permitted pursuant to
Section 8.5, no Partner may transfer its Partnership Interest in the Partnership
in whole or in part until December 31, 1999.   Further, no Partner may transfer
its Interest in whole or in part if such transfer would cause a termination of the Partnership under Code section 708(b)(1)(B).

          8.5 Notwithstanding anything herein to the contrary, Kingston may, at any time, reconstitute itself as a limited liability company, provided it reaffirms its obligations under this Agreement, and Kingston and NSLP may, at any time, (a) transfer direct or indirect interests in the Partnership to their respective Affiliates (provided that, upon the transfer of less than all of a Partner's Partnership Interest to an Affiliate, such Affiliate shall only have a beneficial right to receive Partnership distributions, but shall not be entitled to become a Partner in the Partnership) or (b) transfer limited or non-managing, as the case may be, and non-controlling interests in Kingston or NSLP, as the case may be, to unaffiliated third parties (provided that, in the event of a transfer of an interest in Kingston, E. Peter Krulewitch shall continue to control Kingston as general partner or manager of Kingston and, in the event of a transfer of an interest in NSLP; the existing principals of NSLP shall continue to control NSLP as the indirect owners of NSLP, unless, in either case such interest is first offered to the Remaining Partner as provided in section
8.3 hereof). Notwithstanding anything contained herein to the contrary, Kingston, NSLP and NSGP may pledge their interests herein to an institutional lender and, upon such lender's exercise of its remedies under its loan documents, such lender or the successful bidder at a UCC sale shall succeed to the interests of Kingston, NSLP and NSGP, as the case may be. "AFFILIATE" of a person or entity shall mean a person or entity directly or indirectly controlling, controlled by, or under common control with such first person or entity.

          8.6 At any time, either General Partner on behalf of the Partner Group in which it is a member (collectively, the "OFFEROR") shall have the right to offer (by written notice, setting forth a proposed closing date more than 120 days and less than 6 months after the date of such notice and a proposed time and place of closing, which shall be in the Borough of Manhattan, City of New York, during usual business hours) to purchase the Partnership Interests of the other Partner Group (collectively, the "OFFEREE") for a specified purchase price, in which event, on the stated closing date and at the stated time and place, the Offeree shall, at its election, either (i) sell its Partnership Interest to the Offeror pursuant to such offer or (ii) purchase the Partnership Interest of the Offeror at the same price that was offered by the Offeror (but, if the Percentage Interest of the Offeror shall be different from that of the Offeree, the price at which the Offeree shall be required to purchase the Partnership Interest of the Offeror shall equal the product of the price specified by the Offeror multiplied by a fraction, the numerator of which is the Percentage Interest of the Offeror and the denominator the Percentage Interest of the Offeree). In either event, the Partner Group which is purchasing the other Partner Group's Partnership Interest (the

"PURCHASER") shall, as a condition to closing, obtain the release of the selling Partner Group (the "SELLER") (and the Sellers' affiliates) from all guarantees and/or indemnities with respect to Partnership obligations. The Purchaser may purchase the Partnership Interest of the Seller pursuant to clause
(ii) of the second preceding sentence only if the Purchaser, within sixty (60) days after receipt of notice of the offer from the Offeror, shall have given written notice of its intention to purchase, accompanied by a deposit equal to 5% of the purchase price for the Seller's Partnership Interest (for purposes of calculating the amount of such deposit, the purchase price shall be deemed to include the Seller's allocable share of any indebtedness of the Partnership), which shall be held in escrow by counsel for the Seller. In the event that Purchaser defaults with respect to its obligation to purchase the Seller's Partnership Interest at a time when the Seller is otherwise ready, willing and able to perform (it being understood that the failure to satisfy the condition regarding releases set forth in the second preceding sentence shall not constitute a Purchaser default), then Seller may retain such deposit as liquidated damages. In the event that the Seller defaults with respect to its obligation to sell its Partnership Interest at a time when Purchaser is otherwise ready, willing and able to perform then Purchaser may seek any remedies available at law, including the right to seek specific performance. Notwithstanding any other provision of this section 8.6 to the contrary, no Partner shall have the right to deliver an offer to purchase any other Partner's Partnership Interest pursuant to this section 8.6 (i) prior to December 31, 1999, or (ii) if an offer under this section 8.6 or section 8.2 is already outstanding, and any attempt by any Partner to do so shall be null and void AB INITIO (provided that if a Major Default occurs, the NDGP may exercise its rights under this section at any time thereafter).

     9.   RETENTION OF KINGSTON AND/OR ITS AFFILIATES.

          NS hereby consents to the Partnership entering into (i) that certain Management and Leasing Agreement (the "Management Agreement") with Kingston Realty Advisors LLC ("Manager") and (ii) that certain Development Agreement (the "Development Agreement") with Kingston Construction Company LLC (the "Development Manager") simultaneously with the execution hereof.

     10.  RECONSTITUTION.

          10.1 The occurrence of an event described in Section 23 of the Act with respect to a Partner or any other event causing a Partner to cease to be a partner ("EVENT REQUIRING RECONSTITUTION") shall not cause a dissolution of the Partnership (provided same may still constitute a Major Default). Upon the occurrence of an Event Requiring Reconstitution, the Partnership shall be immediately reconstituted on the terms contained in this Agreement between the legal successor in interest to the Partner with respect to whom the Event Requiring Reconstitution occurred and the remaining Partners.

          10.2 Upon the occurrence of an Event Requiring Reconstitution with respect to a Partner, the legal successor in interest of such Partner shall, within 60 days afterward, be admitted to the Partnership in place of the Partner with respect to whom the Event Requiring

Reconstitution occurred (as a General Partner or a Limited Partner, as the case may be), subject to the terms of this Agreement.

     11.  RECORDS AND ACCOUNTS.

          11.1 Complete and accurate records of all transactions of the Partnership shall be maintained at all times and each Partner shall cause to be recorded in such records all of its transactions on behalf of the Partnership.

          11.2 The records of the Partnership shall be maintained at the principal office of the Partnership or at such other place or places as may be determined by the General Partners. Each Partner shall, at all reasonable times during normal business hours, have access to and may inspect and copy any Partnership records.

          11.3 The taxable year and fiscal year of the Partnership shall be the calendar year (unless the Partnership is required by the Code or Treasury Regulations to use some other taxable year).

          11.4 Unaudited quarterly statements for each calendar quarter shall be submitted to each Partner within 45 days after the end of such quarter. Within 60 days after the end of each year, financial statements, including a balance sheet and profit and loss statement, shall be submitted to each of the Partners, together with a separate report for each partner showing its share of the income or loss of the Partnership for Federal income tax purposes. The financial statements shall be prepared by Imowitz Koenig & Co., L.L.P. or such accountant or accountants as may be selected by the General Partners.

          11.5 All funds received by the Partnership shall be deposited in a bank account or accounts in the name of the Partnership. Checks drawn on any Partnership account shall be signed with the firm name by such person or persons as shall be determined from time to time by the joint approval of the General Partners.

          11.6 Unless changed by the joint approval of the General Partners, Kingston shall act as the tax matters partner of the Partnership pursuant to section 6231(a)(7) of the Code for all years since the formation of the Partnership.

          11.7 The Partnership hereby elects to be treated as a partnership under the so called "check-the-box" provisions of the Code.

     12.  DISSOLUTION.

          Upon the dissolution of the Partnership, a statement shall be prepared by the Partnership's accountants and submitted to the Partners promptly, setting forth the assets and liabilities of the Partnership as of the date of dissolution. All real property of the Partnership shall be sold as promptly thereafter as practicable without undue sacrifice and the net proceeds thereof and the other assets of the Partnership shall be applied and distributed in the following order of priority:

          (a) first, to the payment of the expenses of liquidation;

          (b) then, to the payment of the debts and liabilities of the Partnership;

          (c) then, to the setting up of any reserves which the General Partners may deem necessary for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves may be paid over the Partners to an escrow agent, to be held by him for the purpose of disbursing such reserves to meet any of the aforementioned contingencies and the payment of his fees as escrowee, and, at the expiration of such period as a Majority in Interest of the Partners shall deem advisable, the balance of which, if any, thereafter remaining shall be distributed in the manner described in sections (d) and (e); and

          (d) then, to the Partners in the amount set out in section 6.3(a); and

          (e) the remainder to the Partners in the amounts set forth in section 6.3(b).

     13.  NOTICES.

          Any notices or offer required or desired to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed by registered or certified mail, postage prepared and return receipt requested, to the Partners at the addresses set forth at the beginning of this Agreement with a copy to (i) Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, Attention: Robert J. Wertheimer, Esq., in the case of NS; and (ii) Richards & O'Neil, LLP, 885 Third Avenue, New York, New York 10022,
Attention: Robert Safron in the case of Kingston, or to such other address as any Partner may have furnished to the other in writing in accordance herewith. All notices and offers shall be deemed received on the date of delivery or, if mailed, on the date appearing on the return receipt.

     14.  MISCELLANEOUS.

          14.1 The paragraph and section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          14.2 This Agreement contains the entire understanding between Kingston and NS with respect to its subject matter and supersedes all prior agreements and understandings between them with respect to such subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

          14.3 This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

          14.4 This Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their successors and assigns.

          14.5 If the amount paid by any Partner Group (the "FIRST PARTNER"), and the direct and indirect partners in, or affiliates of, the First Partner, by reason of any liability said parties may have with respect to any obligations of the Partnership to Chase Manhattan Bank or any other lender to the Partnership, their successors and assigns, shall exceed the product of (1) the amounts so paid by both Partner Groups and the direct and indirect partners therein by reason of such personal liability multiplied by (2) the First Partner's then Percentage Interest, the other Partner Group shall pay to the First Partner the excess amount on demand, with interest thereon at 20% per annum, failing which said non-paying Partner Group hereby irrevocably authorizes the Partnership to pay said amounts to the First Partner from any and all available cash otherwise distributable to the non-paying Partner Group or any of its constituent Partners.

          14.6 "Time shall be of the essence" with respect to the time periods set forth in section 8.

          14.7 The obligations of the members of each Partner Group are joint and several in all respects. Accordingly, any reference to a Partner Group shall be deemed to refer to both members of such Partner Group. Further, each General Partner may bind the Limited Partner which is a member of its Partner Group on any matter, and any Partner herein may rely upon the approval or decision of a General Partner as binding upon the Limited Partner which is a member of the Partner Group in which it is a member.

          14.8 Notwithstanding anything to the contrary contained in this Agreement, no recourse shall be had for the payment of any loans or other payments due or for any other claim under this Agreement or based on the failure of performance or observance of any of the terms and conditions of this Agreement against any Partner, any Affiliate of any Partner or any principal, partner, member, shareholder, controlling person, officer, director, agent or employee of any of the aforesaid persons or any of their respective assets other than such Partner's interest in the Partnership or assets of the Partnership to which such Partner is entitled under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such persons be personally liable for any contributions, loans, payments or claims, or personally liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies of the Partnership or any other Partner with respect to such amounts and claims shall be against such interest in the Partnership and the assets of the Partnership to which such Partner is entitled and as otherwise expressly set forth in this Agreement, and that all such liability of the aforesaid persons, except as expressly provided in this section, is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the admission of each Partner to the Partnership; provided, however, that nothing contained in this Agreement (including, without limitation, the provisions of this section), (a) shall constitute a waiver of any obligation of a Partner under this Agreement, (b) shall be taken to prevent recourse to and the enforcement against such Partnership interest and the assets of the Partnership to which such Partner is entitled for all of the respective liabilities, obligations, and undertakings of the aforesaid persons contained in this Agreement, (c) shall be taken to prevent recourse to and the enforcement against (i) a transferring Partner of its liabilities, obligations and undertakings contained in any instrument of assignment or indemnity delivered in connection with such transfer (but such recourse shall be limited to the proceeds received by such transferring Partner in connection with such assignment or transfer) or (ii) any security delivered by any of the aforesaid persons pursuant to this Agreement, or (d) shall be taken to limit or restrict any action or proceeding against any of the aforesaid persons which does not seek damages or a money judgment or does not seek to compel payment of money (or the performance of obligations which would require the payment of money) by any of the aforesaid persons.

     15. COOPERATION. The parties hereto agree that they will reasonably cooperate to restructure the ownership and operation of the Partnership and the Property if necessary in order to comply with VCOC, REOL and REIT requirements under the Internal Revenue Code of 1986, as amended, including, without limitation, the manner of operation of any parking facilities located on the Property provided same does not adversely affect the economics, tax position, control or governance rights or other material element of the parties' bargain, and provided, further, that any costs associated with such restructuring and any incremental costs to the Partnership associated therewith shall be borne solely by the NS Group.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year above written.


                                   NORTHSTAR WASHINGTON STREET, LLC


                                   By: /s/ Peter Ahl
                                      ---------------------------
                                      Peter Ahl
                                      authorized person



                                   NORTHSTAR WASHINGTON STREET II, LLC



                                   By: /s/ Peter Ahl
                                      ---------------------------
                                      Peter Ahl
                                      authorized person

                                   KINGSTON WASHINGTON ASSOCIATES
                                        LIMITED PARTNERSHIP



                                   By: /s/ E. Peter Krulewitch
                                      -------------------------------------
                                                  General Partner

                                      EXHIBIT A

                                 Property Description

                                      EXHIBIT B

                                                       Deemed Initial Capital
                                                       Contributions and Initial
                                   Initial Percentage  Restated Capital
General Partners                   Interest            Account Balance

A.  Kingston Washington Associates      1%             $  151,515.15
    Limited Partnership

B.  NorthStar Washington Street, LLC    1%             $  151,515.15

Limited Partners

A.  Kingston Washington Associates      48.5%          $7,348,484.85
    Limited Partnership

B.  NorthStar Washington
    Street II, LLC                      49.5%          $7,500,000.00

                                  TABLE OF CONTENTS

                                                                            Page

1.   Continuation, Name, and Certificate.. . . . . . . . . . . . . . . . . . .2

2.   Purpose.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

3.   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

4.   Principal Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

5.   Capital Accounts, Capital Contributions, Loans, and
     Percentage Interests. . . . . . . . . . . . . . . . . . . . . . . . . . .3

6.   Allocations of Profit and Loss and Distributions. . . . . . . . . . . . 11

7.   Management of Partnership.. . . . . . . . . . . . . . . . . . . . . . . 12

8.   Disposition of Partnership Interests. . . . . . . . . . . . . . . . . . 16

9.   Retention of Kingston and/or its Affiliates . . . . . . . . . . . . . . 19

10.  Reconstitution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

11.  Records and Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . 19

12.  Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

13.  Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

14.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                          FRANK-KING ASSOCIATES, L.P.

                     PROJECTED FINANCIAL STATEMENTS - 1998

                                  ASSUMPTIONS
                                  -----------


1. Woolworth gives up second and third floors beginning April 1, 1998.

2. Revised rent for Woolworth on groud floor is $225,000 on an annual basis.

3. Woolworth is paid $3,500,000 to give up second and third floors on April 1, 1998.

4. All construction and administration to renovate second and third floors will cost $6,500,000 during June through November 1998.

5. In connection with their reduced tenancy, Woolworth pays 25% of operating costs and real estate taxes instead of the present 45.92%.

6. There is no income from the new floors until February 1, 1999.

7. Meyers percentage rent continues to rise in the same ratio as 1996 ($802,524) to 1997 ($873,171), or 8.8%.

                          FRANK-KING ASSOCIATES, L.P.
         PROJECTED STMT OF ASSETS, LIABILITIES AND PARTNERS' (DEFICIT)
                  INCOME TAX BASIS - AS OF DECEMBER 31, 1998
                                   UNAUDITED
                                   ---------


                                                                 Dec 31, '98
                                                               ---------------
ASSETS
  Current Assets
    Checking/Savings
      Cash in Bank                                                 800,000.00
                                                                -------------
    Total Checking/Savings                                         800,000.00

    Accounts Receivable
      Due from Tenants                                             300,000.00
                                                                -------------
    Total Accounts Receivable                                      300,000.00
                                                                -------------

  Total Current Assets                                           1,100,000.00

  Fixed Assets
    Real Estate                                                 22,040,000.00
                                                                -------------
  Total Fixed Assets                                            22,040,000.00

  Other Assets
    Def'd Financing Costs                                          172,622.00
    Deferred Leasing Costs                                       3,470,035.00
    Prepaid Expenses & Other                                        20,000.00
                                                                -------------
  Total Other Assets                                             3,662,657.00
                                                                -------------
TOTAL ASSETS                                                    26,802,657.00
                                                                =============
LIABILITIES & EQUITY
  Liabilities
    Current Liabilities
      Accounts Payable
        Accounts Payable                                            35,000.00
                                                                -------------
      Total Accounts Payable                                        35,000.00
                                                                -------------
    Total Current Liabilities                                       35,000.00

    Long Term Liabilities
      Construction Loan                                          9,500,000.00
      Guaranteed Payment to Partners                             1,879,166.00
      Loan Payable-Land                                                  0.00
      Mortgage Payable                                          20,050,000.00
                                                                -------------
    Total Long Term Liabilities                                 31,429,166.00
                                                                -------------
  Total Liabilities                                             31,464,166.00

  Equity
    Partners' Capital                                           (4,661,509.00)
                                                                -------------
  Total Equity                                                  (4,661,509.00)
                                                                -------------

TOTAL LIABILITIES & EQUITY                                      26,802,657.00
                                                                =============


                          FRANK-KING ASSOCIATES, L.P.
         PROJECTED STATEMENT OF REVENUE AND EXPENSES-INCOME TAX BASIS
                         JANUARY THROUGH DECEMBER 1998
                                   UNAUDITED
                                   ---------


                                                                 Jan - Dec '98
                                                               -----------------
  Ordinary Income/Expense
    Income
      Base Rental Income                                           2,058,657.90
      Operating                                                       46,050.00
      Percentage Rent                                                960,000.00
      Real Estate Taxes                                              822,119.72
      Utilities                                                       83,400.00
                                                                 --------------
    Total Income                                                   3,970,227.62

    Expense
      Administrative Expenses                                        311,412.00
      Real Estate Tax Expense                                        966,119.72
      Utilities Expense                                               93,600.00
      400 - Operating Expenses                                        97,800.00
      414 - Water & Sewer Charges                                     23,079.96
      460 - Interest Expense                                       1,730,000.00
      595 - Amortization Expense                                     230,000.04
      596 - Depreciation Expense                                     699,999.96
                                                                 --------------
    Total Expense                                                  4,152,011.68
                                                                 --------------

  Net Ordinary Income                                               (181,784.06)

  Other Income/Expense
    Other Income
      630 - Interest Income                                            6,000.00
                                                                 --------------
    Total Other Income                                                 6,000.00

    Other Expense
      Lease Renegotiation                                          3,500,000.00
      WOOLWORTH RENOVATIONS                                        6,499,999.98
      OFFICE TOWER CONSTRUCTION                                    2,691,754.00
                                                                 --------------
    Total Other Expense                                           12,691,753.98
                                                                 --------------
  Net Other Income                                               (12,685,753.98)
                                                                 --------------
Net Income                                                       (12,867,538.04)
                                                                 ==============


                          FRANK-KING ASSOCIATES, L.P.
         PROJECTED STATEMENT OF REVENUE AND EXPENSES-INCOME TAX BASIS
                         JANUARY THROUGH DECEMBER 1998
                                   UNAUDITED
                                   ---------


                                      ---------------   ---------------   ---------------   ---------------   ---------------
                                          Jan '98           Feb '98           Mar '98           Apr '98           May '98
                                      ---------------   ---------------   ---------------   ---------------   ---------------
  Ordinary Income/Expense
    Income
      Base Rental Income                  188,742.32        188,742.32        188,742.32        165,825.66        165,825.66
      Operating                                 0.00              0.00          6,450.00              0.00              0.00
      Percentage Rent                           0.00              0.00         10,000.00              0.00              0.00
      Real Estate Taxes                   174,593.31         25,593.31         25,593.31        122,593.31         25,593.31
      Utilities                                 0.00              0.00         20,850.00              0.00              0.00
                                      --------------    --------------    --------------    --------------    --------------
    Total Income                          363,335.63        214,335.63        251,635.83        288,418.97        191,418.97

    Expense
      Administrative Expenses              27,451.00         25,201.00         25,201.00         27,451.00         25,201.00
      Real Estate Tax Expense             171,593.31         25,593.31         25,593.31        171,593.31         25,593.31
      Utilities Expense                         0.00              0.00         23,400.00              0.00              0.00
      400 - Operating Expenses                  0.00              0.00          7,950.00              0.00              0.00
      414 - Water & Sewer Charges           1,923.33          1,923.33          1,923.33          1,923.33          1,923.33
      460 - Interest Expense              142,000.00        142,000.00        142,000.00        142,000.00        142,000.00
      595 - Amortization Expense           19,166.67         19,166.67         19,166.67         19,166.67         19,166.67
      596 - Depreciation Expense           58,333.33         58,333.33         58,333.33         58,333.33         58,333.33
                                      --------------    --------------    --------------    --------------    --------------
    Total Expense                         420,467.64        272,217.64        303,567.64        420,467.64        272,217.64
                                      --------------    --------------    --------------    --------------    --------------

  Net Ordinary Income                     (57,132.01)       (57,882.01)       (51,932.01)      (132,048.67)       (80,796.67)

  Other Income/Expense
    Other Income
      630 - Interest Income                   500.00            500.00            500.00            500.00            500.00
                                      --------------    --------------    --------------    --------------    --------------
    Total Other Income                        500.00            500.00            500.00            500.00            500.00

    Other Expense
      Lease Renegotiation                       0.00              0.00              0.00      3,500,000.00              0.00
      WOOLWORTH RENOVATIONS                     0.00              0.00              0.00              0.00              0.00
      OFFICE TOWER CONSTRUCTION           246,917.00        246,917.00        246,917.00        246,917.00        246,917.00
                                      --------------    --------------    --------------    --------------    --------------
    Total Other Expense                   246,917.00        246,917.00        246,917.00      3,746,917.00        246,917.00
                                      --------------    --------------    --------------    --------------    --------------
  Net Other Income                       (246,417.00)      (246,417.00)      (246,417.00)    (3,746,417.00)      (246,417.00)
                                      --------------    --------------    --------------    --------------    --------------
Net Income                               (303,549.01)      (304,299.01)      (294,349.01)    (3,878,466.67)      (327,216.67)
                                      ==============    ==============    ==============    ==============    ==============


                                      ---------------
                                          Jun '98
                                      ---------------
  Ordinary Income/Expense
    Income
      Base Rental Income                  165,825.66
      Operating                             4,200.00
      Percentage Rent                           0.00
      Real Estate Taxes                    25,593.31
      Utilities                            20,850.00
                                      --------------
    Total Income                          216,466.97

    Expenses
      Administrative Expenses              25,201.00
      Real Estate Tax Expense              25,593.31
      Utilities Expense                    23,400.00
      400 - Operating Expenses              7,950.00
      414 - Water & Sewer Charges           1,923.33
      460 - Interest Expense              142,000.00
      595 - Amortization Expense           19,166.67
      596 - Depreciation Expense           58,333.33
                                      --------------
    Total Expense                         303,567.64
                                      --------------

  Net Ordinary Income                     (87,098.67)

  Other Income/Expense
    Other Income
      630 - Interest Income                   500.00
                                      --------------
    Total Other Income                        500.00

    Other Expense
      Lease Renegotiation                       0.00
      WOOLWORTH RENOVATIONS             1,063,333.33
      OFFICE TOWER CONSTRUCTION           208,167.00
                                      --------------
    Total Other Expense                 1,291,500.33
                                      --------------
  Net Other Income                     (1,291,000.33)
                                      --------------
Net Income                             (1,378,099.00)
                                      ==============


                          FRANK-KING ASSOCIATES, L.P.
         PROJECTED STATEMENT OF REVENUE AND EXPENSES-INCOME TAX BASIS
                         JANUARY THROUGH DECEMBER 1998
                                   UNAUDITED
                                   ---------


                                      ---------------   ---------------   ---------------   ---------------   ---------------
                                          Jul '98           Aug '98           Sep '98           Oct '98           Nov '98
                                      ---------------   ---------------   ---------------   ---------------   ---------------
  Ordinary Income/Expense
    Income
      Base Rental Income                  165,825.66        165,825.66        165,825.66        165,825.66        165,825.66
      Operating                                 0.00              0.00          4,200.00              0.00         27,000.00
      Percentage Rent                           0.00              0.00              0.00        950,000.00              0.00
      Real Estate Taxes                   122,593.31         25,593.31         25,593.31        122,593.31         25,593.31
      Utilities                                 0.00              0.00         20,850.00              0.00              0.00
                                      --------------    --------------    --------------    --------------    --------------
    Total Income                          288,418.97        191,418.97        216,488.97      1,238,418.97        218,418.97

    Expense
      Administrative Expenses              27,451.00         25,201.00         25,201.00         27,451.00         25,201.00
      Real Estate Tax Expense             171,593.31         25,593.31         25,593.31        171,593.31         25,593.31
      Utilities Expense                         0.00              0.00         23,400.00              0.00              0.00
      400 - Operating Expenses                  0.00              0.00          7,950.00         66,000.00              0.00
      414 - Water & Sewer Charges           1,923.33          1,923.33          1,923.33          1,923.33          1,923.33
      460 - Interest Expense              168,000.00        142,000.00        142,000.00        142,000.00        142,000.00
      595 - Amortization Expense           19,166.67         19,166.67         19,166.67         19,166.67         19,166.67
      596 - Depreciation Expense           58,333.33         58,333.33         58,333.33         58,333.33         58,333.33
                                      --------------    --------------    --------------    --------------    --------------
    Total Expense                         446,467.64        272,217.64        303,567.64        486,467.64        272,217.64
                                      --------------    --------------    --------------    --------------    --------------

  Net Ordinary Income                    (158,048.67)       (80,796.67)       (87,098.67)       751,951.33        (53,796.67)

  Other Income/Expense
    Other Income
      630 - Interest Income                   500.00            500.00            500.00            500.00            500.00
                                      --------------    --------------    --------------    --------------    --------------
    Total Other Income                        500.00            500.00            500.00            500.00            500.00

    Other Expense
      Lease Renegotiation                       0.00              0.00              0.00              0.00              0.00
      WOOLWORTH RENOVATIONS             1,083,333.33      1,083,333.33      1,083,333.33      1,083,333.33      1,083,333.33
      OFFICE TOWER CONSTRUCTION           208,167.00        208,167.00        208,167.00        208,167.00        208,167.00
                                      --------------    --------------    --------------    --------------    --------------
    Total Other Expense                 1,291,500.33      1,291,500.33      1,291,500.33      1,291,500.33      1,291,500.33
                                      --------------    --------------    --------------    --------------    --------------
  Net Other Income                     (1,291,000.33)    (1,291,000.33)    (1,291,000.33)    (1,291,000.33)    (1,291,000.33)
                                      --------------    --------------    --------------    --------------    --------------
Net Income                             (1,449,049.00)    (1,371,799.00)    (1,378,099.00)      (539,049.00)    (1,344,799.00)
                                      ==============    ==============    ==============    ==============    ==============


                                      ---------------
                                          Dec '98
                                      ---------------
  Ordinary Income/Expense
    Income
      Base Rental Income                  165,825.66
      Operating                             4,200.00
      Percentage Rent                           0.00
      Real Estate Taxes                   100,593.31
      Utilities                            20,850.00
                                      --------------
    Total Income                          291,468.97

    Expenses
      Administrative Expenses              25,201.00
      Real Estate Tax Expense             100,593.31
      Utilities Expense                    23,400.00
      400 - Operating Expenses              7,950.00
      414 - Water & Sewer Charges           1,923.33
      460 - Interest Expense              142,000.00
      595 - Amortization Expense           19,166.67
      596 - Depreciation Expense           58,333.33
                                      --------------
    Total Expense                         378,567.64
                                      --------------

  Net Ordinary Income                     (87,098.67)

  Other Income/Expense
    Other Income
      630 - Interest Income                   500.00
                                      --------------
    Total Other Income                        500.00

    Other Expense
      Lease Renegotiation                       0.00
      WOOLWORTH RENOVATIONS                     0.00
      OFFICE TOWER CONSTRUCTION           208,167.00
                                      --------------
    Total Other Expense                   208,167.00
                                      --------------
  Net Other Income                       (207,667.00)
                                      --------------
Net Income                               (294,765.67)
                                      ==============


                          FRANK-KING ASSOCIATES, L.P.
         PROJECTED STATEMENT OF REVENUE AND EXPENSES-INCOME TAX BASIS
                         JANUARY THROUGH DECEMBER 1998
                                   UNAUDITED
                                   ---------


                                                                      TOTAL
                                                                -----------------
                                                                  Jan - Dec '98
                                                                -----------------
  Ordinary Income/Expense
    Income
      Base Rental Income                                           2,058,657.90
      Operating                                                       46,050.00
      Percentage Rent                                                960,000.00
      Real Estate Taxes                                              822,119.72
      Utilities                                                       83,400.00
                                                                 --------------
    Total Income                                                   3,970,227.62

    Expense
      Administrative Expenses                                        311,412.00
      Real Estate Tax Expense                                        966,119.72
      Utilities Expense                                               93,600.00
      400 - Operating Expenses                                        97,800.00
      414 - Water & Sewer Charges                                     23,079.96
      460 - Interest Expense                                       1,730,000.00
      595 - Amortization Expense                                     230,000.04
      596 - Depreciation Expense                                     699,999.96
                                                                 --------------
    Total Expense                                                  4,152,011.68
                                                                 --------------

  Net Ordinary Income                                               (181,784.06)

  Other Income/Expense
    Other Income
      630 - Interest Income                                            6,000.00
                                                                 --------------
    Total Other Income                                                 6,000.00

    Other Expense
      Lease Renegotiation                                          3,500,000.00
      WOOLWORTH RENOVATIONS                                        6,499,999.98
      OFFICE TOWER CONSTRUCTION                                    2,691,754.00
                                                                 --------------
    Total Other Expense                                           12,691,753.98
                                                                 --------------
  Net Other Income                                               (12,685,753.98)
                                                                 --------------
Net Income                                                       (12,867,538.04)
                                                                 ==============


                   FRANK-KING ASSOCIATES LIMITED PARTNERSHIP

              PROJECTED STATEMENT OF CASH FLOWS - INCOME TAX BASIS
                          YEAR ENDED DECEMBER 31, 1998
                                   UNAUDITED


CASH FLOWS FROM OPERATING ACTIVITIES

Net Income                                                       $   303,216
Adjustments to Reconcile Net Loss to Net Cash
  Provided by Operating Activities:

Depreciation                                                         700,000
Amortization and Write Off of Financing Costs                         30,000
Amortization of Deferred Leasing Costs                               200,000

Changes in Operating Assets and Liabilities:
Decrease in Due from Tenants
(Increase) Decrease in Prepaid Expenses
Decrease in Accrued Expenses                                         (15,674)
                                                                 -----------

          NET CASH PROVIDED BY OPERATING ACTIVITIES                1,217,542
                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Property and Tenant Improvements                                  (9,000,000)
Deferred Leasing Costs
Construction and Tenants Costs Payable                                 2,458
                                                                 -----------

          NET CASH (USED IN) INVESTING ACTIVITIES                 (8,997,542)
                                                                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Partners' Distributions                                             (500,000)
Principal Repayment of Loan Payable - Land                           (20,000)
Partners' Contributions
Mortgage Principal Repayments                                       (500,000)
Financing Costs
Proceeds from Construction Financing                               9,000,000
                                                                 -----------

          NET CASH PROVIDED BY FINANCING ACTIVITIES                7,980,000
                                                                 -----------
NET INCREASE IN CASH                                                 200,000

CASH AT BEGINNING OF THE YEAR                                        600,000
                                                                 -----------
CASH AT END OF THE YEAR                                          $   800,000
                                                                 ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the year for interest                      $ 2,000,000
                                                                 ===========
